As filed with the Securities and Exchange Commission on March 6, 2019

Registration No. 333-151306

Registration No. 333-161180

Registration No. 333-174107

Registration No. 333-211562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT No. 333-151306

FORM S-8 REGISTRATION STATEMENT No. 333-161180

FORM S-8 REGISTRATION STATEMENT No. 333-174107

FORM S-8 REGISTRATION STATEMENT No. 333-211562

UNDER THE SECURITIES ACT OF 1933

Towerstream Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-8259086
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

76 Hammarlund Way – Tech 3

Middletown, RI 02842

(401) 848-5848

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2007 Equity Compensation Plan

2007 Incentive Stock Plan

2008 Non-Employee Directors Compensation Plan

2010 Employee Stock Purchase Plan

(Full title of the plan)

Copies to:
Ernest Ortega	Adam Wheeler, Esq.

Chief Executive Officer	Womble Bond Dickinson LLP

Towerstream Corporation	1200 Nineteenth Street NW
76 Hammarlund Way – Tech 3	Suite 500
Middletown, Rhode Island 02842	Washington, D.C. 20036
(401) 848-5848	(202) 467-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

DEREGISTRATION OF SHARES

These Post-Effective Amendment relates to the following Registration Statements on Form S-8 (the “Registration statements”) filed by Towerstream Corporation (the “Company”) with the United States Securities and Exchange Commission (the “SEC”):

•

Registration Statement on Form S-8 (Registration No. 333-151306), filed with the SEC on May 30, 2008, which registered 4,903,922 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) under the 2007 Equity Compensation Plan and the 2007 Incentive Stock Plan.

•

Registration Statement on Form S-8 (Registration No. 333-161180), filed with the SEC on August 7, 2009, which registered 1,000,000 shares of Common Stock under the 2008 Non-Employee Directors Compensation Plan.

•	Registration Statement on Form S-8 (Registration No. 333-174107), filed with the SEC on May 10, 2011, which registered 200,000 shares of Common Stock under the 2010 Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (Registration No. 333-211562), filed with the SEC on May 24, 2016, which registered 300,000 shares of Common Stock under the 2010 Employee Stock Purchase Plan.

The Registrant hereby files this post-effective amendment to the Registration Statements to reflect that no shares of the Common Stock registered under the Registration Statements remain available for issuance under the Registration Statements on the date hereof. Share numbers above are not adjusted to reflect any stock splits or reverse stock splits that occurred after filing of the Registration Statements referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the above-referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in Middletown, Rhode Island, on March 6, 2019.

TOWERSTREAM CORPORATION

By:	/s/ Ernest Ortega
Ernest Ortega
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ John Macdonald
John Macdonald
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Ernest Ortega
Ernest Ortega	Chief Executive Officer and Director	March 6, 2019
(Principal Executive Officer)
/s/ John Macdonald
John Macdonald	Chief Financial Officer	March 6, 2019
(Principal Financial Officer and Principal Accounting Officer)

/s/ Philip Urso
Philip Urso	Chairman of the Board of Directors	March 6, 2019

/s/ Howard L. Haronian
Howard L. Haronian, M.D.	Director	March 6, 2019

/s/ William J. Bush
William J. Bush	Director	March 6, 2019